Exhibit 99.1
CONTACTS:
Lawrence D. Firestone
Executive Vice President, CFO
lawrence.firestone@aei.com
970-407-6570
FOR IMMEDIATE RELEASE
ADVANCED ENERGY ANNOUNCES 2007 FIRST QUARTER FINANCIAL RESULTS
Fort Collins, Colo., April 25, 2007 – Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the first quarter ended March 31, 2007. Sales were $107.3 million for the first quarter of 2007, an increase of 2.7% compared to $104.5 million in the fourth quarter of 2006, and an increase of 14.1% compared with $94.0 million in the first quarter of 2006. Gross profit was $48.3 million, or 45.0% of sales, an increase of 7.6%, compared with $44.9 million, or 42.9% of sales for the fourth quarter of 2006, and 25.1% higher than $38.6 million, or 41.0% of sales in the first quarter of 2006. Operating profit for the first quarter of 2007, which included a $2.8 million restructuring charge related to the closure of our factory in Stolberg, Germany, was $17.9 million, or 16.7% of sales, an increase of 7.8%, compared with $16.6 million, or 15.9% of sales in the fourth quarter of 2006, and an increase of 35.6%, compared to $13.2 million, or 14.0% of sales in the first quarter of 2006.
Net income from continuing operations for the first quarters of 2007 and 2006 was $12.7 million and $12.8 million, respectively, or $0.28 per diluted share for each period; however, the first quarter of 2007 included the above mentioned restructuring charge of $2.8 million, and an effective tax rate of 35% in the first quarter of 2007 compared to a 15% tax rate in the first quarter of 2006.
“We are pleased with our results this quarter and are particularly encouraged by the strength in the semiconductor and solar markets. Semiconductor revenues were sequentially 8% higher than the fourth quarter of 2006, and solar revenues were 103% higher from the prior quarter representing 7% of our overall sales,” said Dr. Hans Betz, president and chief executive officer of Advanced Energy. “Our strong operating performance demonstrates the progress of our strategic initiatives including streamlining our operations and leveraging our technology to diversify our business. We remain excited about the potential of the markets that we serve and in our ability to grow.”
Second Quarter 2007 Guidance
The Company anticipates second quarter 2007 results to be within the following ranges:

Advanced Energy Reports First Quarter 2007 Results – Page 2
April 25, 2007
•	Sales of $102 million to $106 million.

•	Earnings per share of $0.26 to $0.29.
First Quarter 2007 Conference Call
Management will host a conference call today, Wednesday, April 25, 2007 at 5:00 pm Eastern Time to discuss Advanced Energy’s financial results. You may access this conference call by dialing 888-713-4717. International callers may access the call by dialing 706-679-7720. For a replay of this teleconference, please call 706-645-9291, and enter the pass code 1215631. The replay will be available through May 2, 2007. There will also be a webcast available on the Investor Relations webpage at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy is a global leader in the development and support of technologies critical to thin film deposition manufacturing processes used in the production of semiconductors, flat panel displays, data storage products, solar cells, architectural glass, and other advanced product applications.
Leveraging a diverse product portfolio and technology leadership, Advanced Energy creates solutions that maximize process impact, improve productivity and lower the cost of ownership for its customers. The Company’s portfolio includes a comprehensive line of technology solutions in power, flow, thermal management, and plasma and ion beam sources for original equipment manufacturers (OEMs) and end-users around the world.
Advanced Energy operates in regional centers in North America, Asia and Europe and offers global sales and support through direct offices, representatives and distributors. Founded in 1981, Advanced Energy is a publicly held company traded on the Nasdaq Global Market under the symbol AEIS. For more information, please visit our corporate website: www.advanced-energy.com.
The Company’s expectations with respect to financial results for the second quarter of 2007 are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the volatility and cyclicality of the industries the company serves, the timing of orders received from customers, the company’s ability to realize cost improvement benefits from the global operations initiatives underway, and unanticipated changes to management’s estimates, reserves or allowances. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports

Advanced Energy Reports First Quarter 2007 Results – Page 3
April 25, 2007
and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advanced-energy.com or by contacting Advanced Energy’s investor relations at 970-221-4670. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
###

Advanced Energy Reports First Quarter 2007 Results – Page 4
April 25, 2007
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Sales	$107,323	$93,950	$104,533
Cost of sales	59,014	55,400	59,639

Gross profit	48,309	38,550	44,894

Operating expenses:
Research and development	12,035	10,459	12,240
Selling, general and administrative	15,218	14,405	15,535
Amortization of intangible assets	324	477	450
Restructuring charges	2,792	29	20

Total operating expenses	30,369	25,370	28,245

Income from operations	17,940	13,180	16,649

Other income, net	1,554	1,833	1,060

Income from continuing operations before income taxes	19,494	15,013	17,709
(Provision) benefit for income taxes	(6,823)	(2,252)	21,697

Income from continuing operations	12,671	12,761	39,406

Gain on sale of discontinued assets	—	—	1,000

Income from discontinued operations	—	—	1,000

Net income	$12,671	$12,761	$40,406

Net income per basic share
Income from continuing operations	$0.28	$0.29	$0.88
Income from discontinued operations	$—	$—	$0.02
Basic earnings per share	$0.28	$0.29	$0.90

Net income per diluted share
Income from continuing operations	$0.28	$0.28	$0.87
Income from discontinued operations	$—	$—	$0.02
Diluted earnings per share	$0.28	$0.28	$0.89

Basic weighted-average common shares outstanding	44,941	44,571	44,826
Diluted weighted-average common shares outstanding	45,636	45,004	45,345

Advanced Energy Reports First Quarter 2007 Results – Page 5
April 25, 2007
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$51,073	$58,240
Marketable securities	105,259	85,978
Accounts receivable, net	76,318	74,794
Inventories, net	57,655	52,778
Deferred income taxes	19,677	24,434
Other current assets	3,688	4,503

Total current assets	313,670	300,727

Property and equipment, net	31,647	33,571

Deposits and other	7,690	2,640
Goodwill and intangibles, net	65,681	65,584
Customer service equipment, net	616	832
Deferred income tax assets, net	8,833	8,549

Total assets	$428,137	$411,903

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$17,428	$16,310
Other accrued expenses	30,170	36,488
Current portion of capital leases and senior borrowings	127	131

Total current liabilities	47,725	52,929

Long-term liabilities:
Capital leases and senior borrowings	175	198
Other long-term liabilities	9,616	2,986

Total long-term liabilities	9,791	3,184

Total liabilities	57,516	56,113

Stockholders’ equity	370,621	355,790

Total liabilities and stockholders’ equity	$428,137	$411,903